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                                                                      EXHIBIT 21

                                WEYCO GROUP, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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
                                          Incorporated
    Name of Company                           In                Subsidiary Of
    ---------------                           --                -------------
Weyco Investments, Inc.                   Nevada              Weyco Group, Inc.

Weyco Merger, Inc.                        Wisconsin           Weyco Group, Inc.

Weyco Retail Corp.                        Wisconsin           Weyco Group, Inc.

Florsheim Shoes Europe S.r.l.             Milan, Italy        Weyco Group, Inc.

Weyco France SARL                         Paris, France       Weyco Group, Inc.